News Release Contact:

For Immediate Release Anna Austin EVP, Corporate Communications

(314) 523-8354
investor.relations@tlcvision.com

TLCVision Mourns the Passing of a Long-time

Director, Advisor and Friend

St. Louis, Missouri, February 8, 2005 – It is with deep regret and sadness that the TLCVision Directors and employees offer their condolences to the family of Dr. W. David Sullins Jr. who passed away on February 6, 2005 in Knoxville, Tennessee. Dr. Sullins was a respected Board Member of TCLVision since 1995 and served on the Company’s Clinical Advisory Group.

Over the course of his remarkable career he was internationally recognized for his contributions to the advancement of refractive surgery and was inducted into the National Optometry Hall of Fame. He was a pioneer in cooperative management of surgical cases between Optometrists and eye surgeons, pairing local doctors with surgeons to bring the best eye care to patients in rural and underserved areas. One of his most cherished programs developed into a nation wide public eye-care program to promote healthy eyes in infants, known as InfantSee.

Dr. Sullins joined the U.S. Navy as a Lieutenant during the Vietnam War and later became the first Optometrist to ever attain the rank of Rear Admiral. “The Admiral David Sullins Award” was created in his honor, by the U.S. Navy, to annually honor the most outstanding junior officer in the Medical Services Corps. He was also a founding member of the Armed Forces Optometric Society.

“On behalf of the company’s Board of Directors and all of the employees of TLCVision, I would like to extend my sincere condolences to Dr. David Sullins’ family and friends. Admiral Sullins’ passing away leaves a void that will never be completely filled for us. Rarely do we come across an individual who lives in an aura of integrity, passion and total commitment. David’s values stood for everything that was right and everything that was good. His determination to the achievement of his goals was only surpassed by his love for his family. We will always remember Dr. Sullins and we know he will always be with us,” said Elias Vamvakas, Chairman of the Board.

Dr. Sullins has been the President and Chief of Clinical Services of Athens Eye Care Clinic, P.C. since 1991. Dr. Sullins is a founding member and distinguished practitioner of National Academies of Practice, Adjunct Professor at the Southern College of Optometry, and Past President and former Chairman of the Board of Trustees of the American Optometric Association.

About TLCVision
TLCVision is North America’s premier eye care services company. The key drivers of TLCVision’s strategy are our affiliated network of thousands of eye doctors, proven corporate and consumer marketing and education programs, and access to state of the art clinical technologies. We are supported by a strong operations management culture and superior information technology. More information about the company can be found on the TLCVision web site at www.tlcv.com.

Forward Looking Statements
This press release contains certain forward-looking statements within the meaning of Section 27A of the U.S. Securities Act of 1933 and Section 21E of the U.S. Securities Exchange Act of 1934, which statements can be identified by the use of forward looking terminology, such as “may,” “will,” “expect,” “intend, “anticipate,” “estimate,” “predict,” “plans” or “continue” or the negative thereof or other variations thereon or comparable terminology referring to future events or results. The Company’s actual results could differ materially from those anticipated in these forward-looking statements as a result of numerous factors, including the timing of expenditures, effects of competition, changes to pricing, acquisitions and expansion opportunities, any of which could cause actual results to vary materially from current results of TLCVision‘s anticipated future results. See the Company’s reports filed with the Canadian Securities Regulators and the U.S. Securities and Exchange Commission from time to time for cautionary statements identifying important factors with respect to such forward looking statements, including certain risks and uncertainties, that could cause actual results to differ materially from results referred to in forward looking statements. TLCVision assumes no obligation to update the information contained in this press release.